Exhibit 10.1

FORM FOR INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is effective as of March 8, 2010, between (the “Indemnitee”) and UTEK Corporation, a Delaware corporation (the “Company”).

WHEREAS, it is essential to the Company to retain and attract as directors, executive officers and officers the most capable persons available;

WHEREAS, Indemnitee is a director, executive officer or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors, executive officers and officers of public companies in today’s environment;

WHEREAS, Article XVII of the Amended and Restated By-Laws of the Company (“By-Laws”) obligate the Company to indemnify and advance expenses to its directors, executive officers and officers to full extent permitted by law, and Indemnitee has been serving and continues to serve as a director, executive officer or officer of the Company in part in reliance on such By-Laws; and

WHEREAS, in recognition of (i) Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, (ii) Indemnitee’s reliance on the aforesaid By-Laws, and (iii) Indemnitee’s desire for specific contractual assurance that the protection promised by such By-Laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such By-Laws or any change in the composition of the Company’s Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of expenses to, Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions:

(a) Change in Control: shall include any of the events defined as a “Change in Corporate Control” in the employment agreement between the Company and the Indemnitee, if any, as such agreement may be amended from time to time. If the Indemnitee does not have an employment agreement with the Company, “Change in Control” shall include any of the following events: (i) the acquisition in one or more transactions of more than twenty percent (20%) of the Company’s outstanding common stock (or the equivalent in voting power of any class or classes of securities of the Company entitled to vote in elections of directors) by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended), (ii) any transfer or sale of substantially all of the assets of the Company, or any merger or consolidation of the Company into or with another corporation in which the Company is not the surviving entity, or any merger or consolidation of the Company into or with another corporation in which the Company is the surviving entity and, in connection with such merger or consolidation, all or part of the outstanding shares of common stock shall be changed into or exchanged for other stock or securities of the Company or any other person, or cash, or any other property, (iii) any election of persons to the Board of Directors which causes a majority of the Board of Directors to consist of persons other than “Continuing Directors.” For this purpose, those persons who were members of the Board of Directors on March 8, 2010, shall be “Continuing Directors.” Any person who is nominated for election as a member of the Board after March 8, 2010, shall also be considered a “Continuing Director” for this purpose if, and only if, his or her nomination for election to the Board of Directors is approved or recommended by a majority of the members of the Board (or of the relevant Nominating Committee) and at least five (5) members of the Board are themselves Continuing Directors at the time of such nomination, or (iv) any person, or group of persons, announces a tender offer for at least twenty percent (20%) of the Company’s common stock.

(b) Claim: any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

(c) Expenses: include attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

(d) Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, executive officer, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, executive officer, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

(e) Reviewing Party: any appropriate person or body consisting of a member or members of the Company’s Board of Directors who are not parties to the action, suit or proceeding with respect to which Indemnitee is seeking indemnification or any other person or body appointed by such directors in accordance with requirements under the Delaware General Corporation Law for purposes of making indemnification determinations hereunder (including the special, independent counsel referred to in Section 3). In the event of a Change in Control, the Reviewing Party shall be the special, independent counsel referred to in Section 3 hereof.

2. Basic Indemnification Arrangement:

(a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the full extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim (or part thereof) initiated by Indemnitee unless such Claim (or part thereof) was authorized or consented to by the Board of Directors of the Company. If so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all Expenses of Indemnitee with respect to the defense or investigation of any pending, threatened, or potential Claim against Indemnitee (an “Expense Advance”).

(b) Notwithstanding the foregoing, (i) the indemnification obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party must first have determined (in a written opinion, in any case in which the special, independent counsel referred to in Section 3 hereof is involved) that Indemnitee is permitted in the specific situation to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction in the State of Delaware to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the Court of Chancery of the State of Delaware or in any other court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

3. Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control that has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or

Company By-Law now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company within the last five years (other than in connection with such matters) or for Indemnitee. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4. Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all expenses (including attorneys’ fees) and, if requested by Indemnitee, shall (within two business days of such request) advance such expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-Law now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

5. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

6. No Presumption. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

7. Non-exclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s By-Laws or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater rights by agreement to indemnification and advancement of expenses than would be afforded currently under the Company’s By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

8. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with their terms, to the maximum extent of the coverage provided thereunder for any Company director, executive officer or officer. The availability of such insurance coverage, however, shall not exclude indemnification hereunder.

9. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

10. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

11. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-Law or otherwise) of the amounts otherwise indemnifiable hereunder.

12. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, executive officer or officer of the Company or of any other enterprise at the Company’s request.

13. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the extent permitted by law.

14. Superseding Effect. This Agreement replaces and supersedes all prior indemnification agreements, if any, between the Company and the Indemnitee; provided, however, that this Agreement shall not limit any other rights Indemnitee may have to indemnification and advancement of expenses under the Company’s By-Laws, any insurance policy or policies or the Delaware General Corporation Law.

15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

16. Jurisdiction and Venue; Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally agrees that the exclusive venue for any action arising from, related to, or brought to enforce this Agreement shall be Hillsborough County, Florida, and the state and federal courts located therein, and the parties hereby irrevocably submit to the personal and subject matter jurisdiction of said courts. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Executed this 8th day of March, 2010.

UTEK CORPORATION

/S/ Douglas Schaedler, CEO
By:	Douglas Schaedler
Its:	CEO

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